Exhibit 99.1

Finjan Provides Update on Challenges to its Patents by Palo Alto Networks

Finjan Nears End of Current IPR Challenges Against its Patents

EAST PALO ALTO, CA – 05/19/16 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, and its subsidiary Finjan, Inc. (“Finjan”) announced that the Patent Trial and Appeal Board (“PTAB”) for the United States Patent and Trademark Office (“USPTO”) has ruled on all 13 petitions for Inter Partes Review (“IPR”) filed by Palo Alto Networks, Inc. Of the 13 petitions for IPR, the PTAB has denied seven petitions in Finjan’s favor, partially denied (and partially granted) three petitions, and granted three petitions for review.

In its most recent decisions, the PTAB denied five of Palo Alto Networks’ petitions (IPR2016-00165, IPR2016-00164, IPR2016-00145, IPR2016-00149, and IPR2016-00150) for IPR challenging the validity of Finjan’s U.S. Patent Nos. 6,804,780 (“the ‘780 Patent”), 7,613,918 (“the ‘918 Patent”), and 7,613,926 (“the ‘926 Patent”), respectively. The latter two petitions were directed to U.S. Patent No. 6,965,968 (“the ‘968 Patent”). The PTAB granted the petition (IPR2016-00159) to institute IPR of U.S. Patent No. 8,677,494 (“the ‘494 Patent”).

“With the IPR results from Palo Alto Networks completed, we are the nearing the end of an extensive and costly campaign against our asserted patents,” commented Julie Mar-Spinola, Finjan Holdings’ Chief IP Officer and VP, Legal. “Of the 40 IPR petitions that have been filed, 17 have been denied in Finjan’s favor, 7 IPRs that cover only 4 of Finjan’s patents have been granted further review and 16 petitions, which are largely motions to join previous petitions, are pending.”

“For those petitions granted further review by the PTAB, Finjan is prepared to fight vigorously on the merits. Significantly, given the number of repeated and overlapping challenges to the validity of our patents, we believe that the challenges will be coming to an end as the universe of prior art asserted against our patents is rapidly being exhausted and new prior art cannot be created,” concluded Mar-Spinola.

Final summary of Palo Alto Network challenges against Finjan Patents:

‘926 Patent: IPR2016-00145: denied
‘968 Patent: IPR2016-00149: denied
‘968 Patent: IPR2016-00150: denied
‘154 Patent: IPR2016-00151: part denied/part granted
‘494 Patent: IPR2016-00159: granted
‘918 Patent: IPR2016-00164: denied

‘780 Patent: IPR2016-00165: denied
‘633 Patent: IPR2015-01974: part denied/part granted
‘154 Patent: IPR2015-01979: part denied/part granted
‘822 Patent: IPR2015-01999: denied
‘731 Patent: IPR2015-02000: denied
‘408 Patent: IPR2015-02001/IPR2016-00157 (consolidated): granted on certain claims

Finjan also has pending infringement lawsuits against FireEye, Inc., Proofpoint Inc., Symantec Corp., Sophos, Inc., and Blue Coat Systems, Inc. relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.
ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter |Finjan
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
(650) 282-3245
investors@finjan.com